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                          Lock Up and Voting Agreement

This is a Lock Up and Voting Agreement dated February 28, 2000, by and between Register.com, Inc., a Delaware corporation ("Register"), and Staples, Inc., a Delaware corporation ("Staples").

                                   Background

Staples holds 2,041,666 shares of Register's Common Stock, $0.0001 par value per share ("Common Stock"), 120,659 shares of Register's Series A Convertible Preferred Stock, $0.0001 par value per share ("Series A Preferred"), a warrant to purchase 700,000 shares of Common Stock (the "Common Warrant") and additional warrants to purchase 24,136 shares of Common Stock (the "Series A Warrants"). In addition, Staples has agreed to purchase, from another Register shareholder, a warrant to acquire an additional 918,239 shares of Common Stock upon Register's initial public offering (the "Cap Ex Warrant"). Further, Staples has agreed to purchase, from two other Register shareholders (i) 75,000 additional shares of Common Stock of Register (the "Forman Stock"), and (ii) 75,000 additional shares of Common Stock of Register (the "Palisade Stock"), upon Register's initial public offering. The share numbers above give effect to Register's recent 3.5 for 1 stock split, effected as a stock dividend.

                                    Agreement

In consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Restriction on Transfer. Without the prior written consent of Register, which shall not unreasonably be withheld, Staples shall not at any time before the Transfer Date (as defined below) sell, transfer or otherwise dispose of any shares of Common Stock or Series A Preferred, the Common Warrant, the Series A Warrants, the Cap Ex Warrant, the Forman Stock or the Palisade Stock, or the shares underlying any of the foregoing, or any other securities issued by Register now held or hereafter acquired by Staples. For purposes of this Agreement, the term "Transfer Date" shall mean the first anniversary of the effective date for Register's registration statement for its initial public offering (the "Registration Statement"). This provision and the restrictions on transfer contained herein shall terminate in the event that such effective date does not occur on or before May 31, 2000. Notwithstanding the foregoing, Staples may transfer any or all of such securities to entities controlling, controlled by or under common control with Staples; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Agreement, and there shall be no further transfer of such securities except in accordance with this Agreement.

2. Voting. So long as Staples holds more than 5% of the voting power represented by Register's outstanding shares of Common Stock, Series A Preferred or other voting securities, Staples shall not vote against any matter put before the shareholders of Register for approval where holders of at least a majority of the voting securities of Register, excluding all shares held by Staples, entitled to vote thereon, and that are present or represented by proxy, vote in favor of the proposal (or in the case of a written consent of the shareholders without a meeting, where holders of a majority of the voting securities of Register, excluding all shares held by Staples, entitled to express consent with respect thereto, consent to such proposal), except for any action or proposal that would adversely affect Staples' rights, preferences or privileges as a shareholder in a manner different from those of other shareholders.
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3.   Registration Rights. The Forman Stock and the Palisade Stock shall constitute Registrable Securities (as defined in the Rights Agreement) for purposes of the Registration Rights Agreement dated June 30, 1999, by and among Register, Staples and the other investors party thereto (the "Rights Agreement"), and Staples shall have all rights under that agreement with respect to such shares as if they had been held by Staples and subject to the agreement from the date thereof.

4. Other. This Agreement shall be governed by the laws of the State of New York. This Agreement shall not be amended except with the prior written consent of the parties hereto. This Agreement constitutes the full and entire understanding and agreement of the parties with regard to the subject hereof. This Agreement may be executed in counterparts.

In witness whereof, the parties have executed this Agreement as of the date first set forth above.


REGISTER.COM, INC.                                           STAPLES, INC.

By: /s/ Jack Levy                              By: /s/ Jack VanWoerkom
    ------------------------                       -----------------------------

Name: Jack Levy                                Name: Jack VanWoerkom
      ----------------------                         ---------------------------
Title: General Counsel and                     Title: Senior Vice President and
         Secretary                                      General Counsel